Exhibit 99.1

Press Release

Investor & Media Contact:

Michelle Spolver

Fortinet, Inc.

408-486-7837

mspolver@fortinet.com

Fortinet Reports First Quarter 2011 Financial Results and

Announces Two-for-One Stock Split

•	Billings of $106.7 million, up 34% year over year
•	Revenues of $93.3 million, up 34% year over year[1]
•	GAAP EPS of $0.17[1]
•	Non-GAAP EPS of $0.17[1]
•	Free cash flow of $36.5 million

SUNNYVALE, Calif. – April 27, 2011 - Fortinet® (NASDAQ: FTNT) – a leading network security provider and the worldwide leader in unified threat management (UTM) solutions – today announced financial results for the first quarter ended March 31, 2011.

Financial Highlights for the First Quarter of 2011

•

Billings[2]: Total billings were $106.7 million for the first quarter of 2011, an increase of 34% compared to the first quarter of 2010. We define billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•

Revenue: Total revenue was $93.3 million for the first quarter of 2011, an increase of 34% compared to the first quarter of 2010. Within total revenue, product revenue was $40.2 million, an increase of 48% compared to the first quarter of 2010. Services revenue was $48.7 million, an increase of 26% compared to the first quarter of 2010. Ratable product and services revenue was $4.4 million, an increase of 9% compared to the first quarter of 2010. Revenue includes a $3.3 million positive impact related to the implementation of new revenue recognition rules.[1]

•	Deferred Revenue: Deferred revenue was $266.0 million as of March 31, 2011, an increase of 26% compared to deferred revenue as of March 31, 2010, and up $13.4 million from December 31, 2010.

•

Cash and Cash Flow: As of March 31, 2011, cash, cash equivalents and investments were $432.7 million, compared to $387.5 million as of December 31, 2010. Cash flow from operations was $40.2 million for the first quarter of 2011, compared to $21.8 million for the first quarter of 2010. In the first quarter of 2011, free cash flow was $36.5 million, compared to $20.8 million for the first quarter of 2010. We define free cash flow, a non-GAAP financial measure of liquidity, as net cash provided by operating activities less capital expenditures and the upfront payment related to the patent settlement.[2]

1 Effective January 1, 2011, Fortinet prospectively adopted the Financial Accounting Standards Board’s new accounting standards related to software revenue recognition for applicable transactions originating or materially modified after December 31, 2010. Adoption of the new accounting standards changes how we account for certain items, particularly ratable revenues.

2 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

•

GAAP Operating Income: GAAP operating income was $17.4 million for the first quarter of 2011, representing a GAAP operating margin of 19% and an increase of 160% compared to the first quarter of 2010. Excluding the impact of the new revenue recognition rules and its related tax effects, operating income would have been $15.0 million during the first quarter of 2011, representing an operating margin of 17%.

•

Non-GAAP[2] Operating Income: Non-GAAP operating income was $20.0 million for the first quarter of 2011, representing a non-GAAP operating margin of 21% and an increase of 126% compared to the first quarter of 2010. Non-GAAP operating income and operating margin exclude stock-based compensation expense and income from patent settlement. Excluding the impact of the new revenue recognition rules and its related tax effects, non-GAAP operating income would have been $17.6 million during the first quarter of 2011, representing a non-GAAP operating margin of 20%.

•

GAAP Net Income and EPS: GAAP net income was $13.6 million for the first quarter of 2011, based on a 25% tax rate for the quarter. This compares to GAAP net income of $4.2 million for the first quarter of 2010. GAAP diluted EPS was $0.17 for the first quarter of 2011, based on 81.4 million weighted-average diluted shares outstanding, compared to $0.06 for the first quarter of 2010, based on 74.9 million weighted-average diluted shares outstanding. Excluding the impact of the new revenue recognition rules and its related tax effects, EPS would have been $0.14 during the first quarter of 2011.

•

Non-GAAP[2] Net Income and EPS: Non-GAAP net income was $13.9 million for the first quarter of 2011, based on a 33% tax rate for the quarter. Non-GAAP net income for the first quarter of 2010 was $5.8 million, based on a 35% tax rate. Non-GAAP diluted EPS was $0.17 for the first quarter of 2011 based on 81.4 million weighted-average diluted shares outstanding, compared to $0.08 for the first quarter of 2010 based on 74.9 million weighted-average diluted shares outstanding. Non-GAAP net income and non-GAAP EPS exclude stock-based compensation expense, income from patent settlement and the related tax effects. Excluding the impact of the new revenue recognition rules and its related tax effects, non-GAAP EPS would have been $0.15 during the first quarter of 2011.

Management Commentary:

Ken Xie, founder, president and chief executive officer of Fortinet, stated: “The first quarter marked a strong start to the year for Fortinet with solid execution and a healthy pipeline of business. Our recent investments in our global sales organization and sharpened focus on penetrating the large enterprise have resulted in significant momentum in our business across geographic regions, with especially strong performance in the Americas. Our ability to demonstrate the price performance advantage of our solutions and to introduce new cutting edge technologies continues to strengthen our competitive position in the marketplace, particularly as demand trends in the broader UTM market accelerate.”

Ken Goldman, chief financial officer of Fortinet, stated: “We are very pleased with our solid first quarter results, which exceeded our expectations across the board. Our ability to successfully execute our global go-to-market strategy combined with the underlying strength of our business model drove strong top line results, healthy profitability levels, and substantial cash flow generation. We remain focused on investing in our sales and R&D resources in order to expand our reach into new high growth verticals and emerging markets.”

Stock Split

Fortinet also announced today that its Board of Directors has approved a two-for-one stock split of the company’s outstanding shares of common stock to be effected in the form of a stock dividend. The stock split will entitle each stockholder of record at the close of business on May 9, 2011, to receive one additional share for every one share owned as of that date. The additional shares resulting from the stock split are expected to be distributed by the company’s transfer agent on or about June 1, 2011. Upon the completion of the stock split, Fortinet will have approximately 153 million shares of common stock outstanding.

Conference Call Details

Fortinet will host a conference call today, April 27, 2011, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 60694521. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet’s website at http://investor.fortinet.com and a replay will be archived and accessible at: http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through May 11, 2011, by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) with conference ID # 60694521.

Following Fortinet’s earnings conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 60696602. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through May 11, 2011, by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) with conference ID # 60696602.

About Fortinet (www.fortinet.com)

Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and the market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2009 Fortune Global 100. Fortinet’s flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet’s broad product line goes beyond UTM to help secure the extended enterprise — from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.

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Copyright © 2011 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet’s trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB and FortiWeb. Other trademarks belong to their respective owners. Fortinet has not independently verified statements or certifications herein attributed to third parties and Fortinet does not independently endorse such statements.

Forward-looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in our business across geographic regions, the continued strength of our competitive position and our plans to invest in our sales and research and development resources to expand our reach into new high growth verticals and emerging markets. Although Fortinet attempts to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product introductions and innovation; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model; and the other risk factors set forth from time to time in our filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Fortinet’s investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

Fortinet has provided in this release financial information that has not been prepared in accordance with GAAP. Fortinet uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Fortinet’s ongoing operational performance. Fortinet believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Fortinet’s industry, many of which present similar non-GAAP financial measures to investors. Note that in addition to other non-GAAP measures, Fortinet is providing additional non-GAAP financial information to illustrate the effects of the newly-adopted revenue recognition rules for comparability purposes on a period-over-period basis.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. Fortinet considers billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of Fortinet’s business, and has historically represented a majority of the quarterly revenue that Fortinet recognizes. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, Fortinet may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenues and evaluating billings together with revenues calculated in accordance with GAAP.

Free Cash Flow. We define free cash flow as net cash provided by operating activities minus capital expenditures and the cash received from the patent settlement. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Fortinet is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period and the cash received in connection with our patent settlement. Our management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Fortinet has computed free cash flow using the same consistent method from quarter to quarter and year to year.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation reduced by the income from patent settlement. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. Fortinet considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense and patent settlement related income/expenses so that Fortinet’s management and investors can compare Fortinet’s recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in Fortinet’s business. Second, stock-based compensation is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation expense reduced by the income from patent settlement, less the related tax effects for both periods presented. We define non-GAAP EPS as non-GAAP net income divided by the weighted-average shares outstanding, on a fully-diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors for the same reasons that Fortinet uses non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and the patent settlement. We used a 33 percent effective tax rate to calculate non-GAAP net income for the first quarter of 2011. We believe the 33 percent effective tax rate is a reasonable estimate of a long-term normalized tax rate under our global operating structure. Our effective tax rate for the first quarter of 2010 was 35 percent which reflects only our foreign tax provision as our US operations had net operating losses to offset any taxable income.

The same limitations described above regarding Fortinet’s use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP EPS. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

FORTINET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS	March 31, 2011	December 31, 2010

CURRENT ASSETS:
Cash and cash equivalents	$68,981	$66,859
Short-term investments	232,617	246,651
Accounts receivable, net of allowance for doubtful accounts of $232 and $303, respectively	71,326	72,336
Inventory	12,125	13,517
Deferred tax asset	8,175	8,158
Prepaid expenses and other current assets	6,806	8,849
Deferred cost of revenues	3,168	3,788

Total current assets	403,198	420,158
PROPERTY AND EQUIPMENT — Net	7,098	7,056
DEFERRED TAX ASSET — Non-current	37,443	37,443
DEFERRED COST OF REVENUES	4,788	5,543
LONG-TERM INVESTMENTS	131,105	73,950
OTHER ASSETS	3,178	1,272

TOTAL ASSETS	$586,810	$545,422

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$8,696	$12,761
Accrued liabilities	18,697	16,303
Accrued payroll and compensation	20,071	19,670
Deferred revenue	187,517	169,648

Total current liabilities	234,981	218,382

DEFERRED REVENUE — Non-current	78,512	82,983
OTHER NON-CURRENT LIABILITIES	15,225	11,603

Total liabilities	328,718	312,968

STOCKHOLDERS’ EQUITY:
Common stock	77	75
Additional paid-in-capital	263,394	251,920
Treasury stock — common	(2,995)	(2,995)
Accumulated other comprehensive income	2,756	2,181
Accumulated deficit	(5,140)	(18,727)

Total stockholders’ equity	258,092	232,454

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$586,810	$545,422

FORTINET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2011	March 31, 2010
REVENUE:
Product	$40,165	$27,110
Services	48,686	38,625
Ratable product and services	4,415	4,060

Total revenue	93,266	69,795

COST OF REVENUE:
Product[1]	14,075	11,314
Services[1]	7,781	6,468
Ratable product and services	1,560	1,593

Total cost of revenue	23,416	19,375

GROSS PROFIT:
Product	26,090	15,796
Services	40,905	32,157
Ratable product and services	2,855	2,467

Total gross profit	69,850	50,420

OPERATING EXPENSES:
Research and development[1]	14,421	11,934
Sales and marketing[1]	32,718	26,723
General and administrative[1]	5,266	5,059

Total operating expenses	52,405	43,716

OPERATING INCOME	17,445	6,704
INTEREST INCOME	793	268
OTHER INCOME (EXPENSE) — NET	(95)	(250)

INCOME BEFORE INCOME TAXES	18,143	6,722
PROVISION FOR INCOME TAXES	4,556	2,504

NET INCOME	$13,587	$4,218

Net income per share[2]:
Basic	$0.18	$0.06

Diluted	$0.17	$0.06

Weighted-average shares outstanding[2]:
Basic	75,154	67,181

Diluted	81,432	74,878

[1] Includes stock-based compensation expense as follows:
Cost of product revenue	$22	$24
Cost of services revenue	198	208
Research and development	453	554
Sales and marketing	1,900	866
General and administrative	497	496

	$3,070	$2,148

[2]

The income per share and shares outstanding amounts do not reflect the stock split as the shares are not yet trading on a post-split or dividend basis. The post-split or dividend trading is expected to begin on June 1, 2011.

FORTINET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2011	March 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,587	$4,218
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,678	1,375
Amortization of investment premiums	3,261	1,090
Stock-based compensation	3,070	2,148
Excess tax benefit from employee stock option plans	(1,115)	(795)
Changes in operating assets and liabilities:
Accounts receivable — net	1,009	3,236
Inventory	550	(27)
Deferred tax assets	(17)	(10)
Prepaid expenses and other current assets	(1,130)	(529)
Deferred cost of revenues	1,375	379
Other assets	(1,904)	3
Accounts payable	(4,225)	(505)
Accrued liabilities	2,389	(576)
Other liabilities	3,623	—
Accrued payroll and compensation	(23)	839
Deferred revenue	13,398	9,607
Income taxes payable	4,650	1,363

Net cash provided by operating activities	40,176	21,816

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(129,695)	(73,903)
Maturities and sales of investments	83,455	13,945
Purchase of property and equipment	(694)	(1,014)

Net cash used in investing activities	(46,934)	(60,972)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	6,960	1,386
Offering costs paid in connection with Initial Public Offering	—	(872)
Excess tax benefit from employee stock option plans	1,115	795

Net cash provided by financing activities	8,075	1,309

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	805	(356)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,122	(38,203)
CASH AND CASH EQUIVALENTS — Beginning of period	66,859	212,458

CASH AND CASH EQUIVALENTS — End of period	$68,981	$174,255

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures

(in thousands)

(unaudited)

Reconciliation of GAAP revenue to billings

	Three Months Ended
	March 31, 2011	March 31, 2010
Total revenue	$93,266	$69,795
Increase in deferred revenue	13,398	9,607

Total billings (Non-GAAP)	$106,664	$79,402

Reconciliation of cash provided by operating activities to free cash flow

	Three Months Ended
	March 31, 2011	March 31, 2010
Net cash provided by operating activities	$40,176	$21,816
Less purchases of property and equipment	(694)	(1,014)
Less patent litigation settlement	(3,000)	—

Free cash flow (Non-GAAP)	$36,482	$20,802

Net cash used in investing activities*	$(46,934)	$(60,972)

Net cash provided by financing activities	$8,075	$1,309

*	includes purchases of property and equipment.

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures and other non-GAAP financial information

(in thousands, except per share amounts)

(unaudited)

Reconciliation of GAAP to non-GAAP operating income, operating margin, net income and net income per share.

	Three Months Ended March 31, 2011				Three Months Ended March 31, 2010
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$17,445	2,593	(a)	$20,038	$6,704	2,148	(b)	$8,852

Operating Margin	18.7%			21.5%	9.6%			12.7%

		2,593	(a)			2,148	(b)
		(2,287	)(c)			(601	)(c)

Net Income	$13,587	306		$13,893	$4,218	1,547		$5,765

Net income per share - diluted	$0.17			$0.17	$0.06			$0.08

Shares used in per share calculation - diluted	81,432			81,432	74,878			74,878

(a)	To eliminate $3.1 million of stock-based compensation expense offset by the $0.5 million of patent settlement income in the three months ended March 31, 2011.
(b)	To eliminate $2.1 million of stock-based compensation expense in the three months ended March 31, 2010.
(c)	To eliminate the tax effects related to expenses noted in (a) and (b).

Reconciliation of our GAAP results (post adoption of the new revenue recognition rules) to the adjusted GAAP results (pre-adoption of the new revenue recognition rules).

	Three Months Ended March 31, 2011
	GAAP Results	Adjustments		Adjusted GAAP Results
Operating Income	$17,445	(2,444	)(a)	$15,001

Operating Margin	18.7%			16.7%

		(2,444	)(a)
		631	(b)

Net Income	$13,587	(1,813)		$11,774

Net income per share - diluted	$0.17			$0.14

Shares used in per share calculation - diluted	81,432			81,432

(a)	To eliminate the $3.3 million of incremental revenue recognized due to the new revenue guidance, offset by $0.9 million of related COGS in the three months ended March 31, 2011.
(b)	To eliminate the tax effects related to adjustments noted in (a).

Reconciliation of our Non-GAAP results (post adoption of the new revenue recognition rules) to the adjusted Non-GAAP results (pre-adoption of the new revenue recognition rules).

	Three Months Ended March 31, 2011
	Non-GAAP Results	Adjustments		Adjusted Non- GAAP Results
Operating Income	$20,038	(2,444	)(a)	$17,594

Operating Margin	21.5%			19.6%

		(2,444	)(a)
		807	(b)

Net Income	$13,893	(1,637)		$12,256

Net income per share - diluted	$0.17			$0.15

Shares used in per share calculation - diluted	81,432			81,432

(a)	To eliminate the $3.3 million of incremental revenue recognized due to the new revenue guidance, offset by $0.9 million of related COGS in the three months ended March 31, 2011.
(b)	To eliminate the tax effects related to adjustments noted in (a).